EXHIBIT 99.1
REPUBLIC CONTACTS

Media Inquiries:	Will Flower	(954) 769-6392
Investor Inquiries:	Tod Holmes	(954) 769-2387
	Ed Lang	(954) 769-3591
REPUBLIC SERVICES, INC.
REPORTS FIRST QUARTER EARNINGS
INTERNAL GROWTH OF 4.1 PERCENT
Fort Lauderdale, FL, April 26, 2007 — Republic Services, Inc. (NYSE: RSG) today reported that revenue for the three months ended March 31, 2007 increased 3.8 percent to $765.6 million compared to $737.5 million for the same period in 2006. Internal growth for the three months ended March 31, 2007 was 4.1%, with 5.8% from price and negative 1.7% from volume. Net income for the three months ended March 31, 2007, was $53.9 million, or $0.28 per diluted share, compared to $64.6 million, or $0.31 per diluted share last year. The Company’s income before income taxes for the three months ended March 31, 2007 includes a $22.0 million pre-tax charge ($13.5 million net of tax), or approximately $.07 per diluted share, related to estimated costs to comply with Final Findings and Orders issued by the Ohio Environmental Protection Agency in response to environmental conditions at the Company’s Countywide Recycling and Disposal Facility in East Sparta, Ohio. Net income for the three months ended March 31, 2007 also includes $4.2 million of additional income taxes, or approximately $.02 per diluted share, related to the resolution of various income tax matters.
The Company’s shares of treasury stock, earnings per share and weighted average common and common equivalent shares outstanding have been retroactively adjusted for all periods to reflect a 3-for-2 stock split effective March 16, 2007.
Operating income for the three months ended March 31, 2007 was $114.7 million, or 15.0% as a percentage of revenue, compared to $122.4 million, or 16.6% as a percentage of revenue, for the same period last year. Excluding $21.3 million of operating expenses included in the charge for the Company’s Countywide Disposal Facility, operating income for the three months ended March 31, 2007 would have been $136.0 million, or 17.8% as a percentage of revenue.

Commenting on these results, James E. O’Connor, Chairman & Chief Executive Officer of Republic Services, said, “During the first quarter of 2007, Republic experienced positive margin growth, excluding the charge for Countywide. Our field organization continued to focus on our primary initiatives for 2007 — enhancing our operating efficiencies and implementing our pricing strategy.”
Company Declares Quarterly Dividend
Republic announced that its Board of Directors declared a regular quarterly dividend of $0.1067 per share for shareholders of record on July 2, 2007. The dividend will be paid on July 16, 2007.
Republic Services, Inc. is a leading provider of solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things, whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate, and various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry; the Company’s ability to manage growth; compliance with, and future changes in, environmental regulations; the Company’s ability to obtain approval from regulatory agencies in connection with operating and expanding the Company’s landfills; the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements; the ability of the Company to repurchase common stock at prices that are accretive to earnings per share; the Company’s dependence on key personnel; general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor and other variable costs that are generally not within the control of the Company; dependence on large, long-term collection contracts; dependence on acquisitions for growth; risks associated with undisclosed liabilities of acquired businesses; risks associated with pending legal proceedings; and other factors contained in the Company’s filings with the Securities and Exchange Commission.
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REPUBLIC SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2007	2006 (1)
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20.3	$29.1
Accounts receivable, less allowance for doubtful accounts of $18.2 and $18.8, respectively	297.7	293.8
Other current assets	90.7	70.5

Total Current Assets	408.7	393.4

RESTRICTED CASH	142.0	153.3
PROPERTY AND EQUIPMENT, NET	2,140.5	2,163.8
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	1,562.7	1,562.9
OTHER ASSETS	156.7	156.0

	$4,410.6	$4,429.4

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable, deferred revenue and other current liabilities	$532.4	$599.6
Notes payable and current maturities of long-term debt	2.5	2.6

Total Current Liabilities	534.9	602.2

LONG-TERM DEBT, NET OF CURRENT MATURITIES	1,549.7	1,544.6
ACCRUED LANDFILL AND ENVIRONMENTAL COSTS	277.2	260.7
OTHER LIABILITIES	648.2	599.8
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 750,000,000 shares authorized; 194,355,614 and 193,711,579 issued, including shares held in treasury, respectively	1.9	1.9
Additional paid-in capital	1.2	1,617.5
Retained earnings	1,419.9	1,602.6
Treasury stock, at cost (874,042 and 0 shares, respectively)	(26.2)	(1,800.8)
Accumulated other comprehensive income, net of tax	3.8	0.9

Total Stockholders’ Equity	1,400.6	1,422.1

	$4,410.6	$4,429.4

(1)	Derived from the December 31, 2006 consolidated balance sheet.

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended March 31,
	2007	2006

Revenue	$765.6	$737.5

Expenses:
Cost of operations	486.7	456.4
Depreciation, amortization and depletion	79.0	73.1
Accretion	4.1	3.8
Selling, general and administrative	81.1	81.8

Operating income	114.7	122.4

Interest expense, net	(20.7)	(18.8)
Other income (expense), net	0.4	0.6

Income before income taxes	94.4	104.2

Provision for income taxes	40.5	39.6

Net income	$53.9	$64.6

Basic earnings per share	$0.28	$0.32

Weighted average common shares outstanding	193.7	202.1

Diluted earnings per share	$0.28	$0.31

Weighted average common and common equivalent shares outstanding	195.6	205.1

Cash dividends per common share	$0.1067	$0.0933

REPUBLIC SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2007	2006
CASH PROVIDED BY OPERATING ACTIVITIES:
Net income	$53.9	$64.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and depletion	79.0	73.1
Accretion	4.1	3.8
Other	16.2	13.4
Change in operating assets and liabilities, net of effects from business acquisitions and dispositions	(54.0)	(150.7)

	99.2	4.2

CASH USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(44.1)	(90.5)
Proceeds from sales of property and equipment	1.0	7.5
Cash used in business acquisitions, net of cash acquired	—	(3.2)
Cash proceeds from business dispositions	0.2	2.4
Change in restricted cash	11.4	(13.8)
Other	—	(0.4)

	(31.5)	(98.0)

CASH USED IN FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	55.0	125.0
Payments of notes payable and long-term debt	(51.3)	(41.3)
Issuances of common stock	10.7	45.7
Excess income tax benefits from stock option exercises	0.7	7.5
Purchases of common stock for treasury	(70.7)	(140.6)
Cash dividends	(20.9)	(19.4)

	(76.5)	(23.1)

DECREASE IN CASH AND CASH EQUIVALENTS	(8.8)	(116.9)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29.1	131.8

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$20.3	$14.9

REPUBLIC SERVICES, INC.
SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
     The following information should be read in conjunction with the Company’s audited Consolidated Financial Statements and notes thereto appearing in the Company’s Form 10-K as of and for the year ended December 31, 2006.
STOCK SPLIT
     In January 2007, the Company’s Board of Directors approved a 3-for-2 stock split effective on March 16, 2007, to stockholders of record as of March 5, 2007. The Company distributed approximately 64.5 million shares from treasury stock to effect the stock split. The Company’s shares of treasury stock, earnings per share and weighted average common and common equivalent shares outstanding have been retroactively adjusted for all periods to reflect the stock split.
INCOME TAXES
     The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“the Interpretation”) effective January 1, 2007, as required. As a result of adopting the Interpretation, the Company recorded a $5.6 million cumulative adjustment to decrease retained earnings.
     During the three months ended March 31, 2007, the Company recorded $4.2 million of additional income taxes related to the resolution of various income tax matters. The Company expects its effective tax rate for the remainder of 2007 to be approximately 38.5%.
CHARGE FOR LANDFILL MATTER
     During the first quarter of 2007, the Company recorded a pre-tax charge of $22.0 million ($13.5 million net of tax), related to estimated costs to comply with Final Findings and Orders (the “F&Os”) issued by the Ohio Environmental Protection Agency (“OEPA”) in response to environmental conditions at the Company’s Countywide Recycling and Disposal Facility (“Countywide”) in East Sparta, Ohio. The Company will also incur approximately $3.3 million of additional amortization and depletion expense during 2007 associated with a reduction of estimated remaining available airspace at this landfill as a result of the OEPA’s F&Os.
     Additionally, the Stark County Health Department, in connection with the annual issuance of Countywide’s operating license, is evaluating the environmental conditions that are the subject of the F&Os. The Company expects that the Health Department will make a decision regarding the renewal of Countywide’s operating license in May 2007.
OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION, DEPLETION AND ACCRETION
     Operating income before depreciation, amortization, depletion and accretion, which is not a measure determined in accordance with U.S. generally accepted accounting principles (GAAP), for the three months ended March 31, 2007 and 2006 is calculated as follows (in millions):

	Three months ended
	March 31,
	2007	2006
Net income	$53.9	$64.6
Provision for income taxes	40.5	39.6
Other (income) expense, net	(.4)	(.6)
Interest expense, net	20.7	18.8
Depreciation, amortization and depletion	79.0	73.1
Accretion	4.1	3.8

Operating income before depreciation, amortization, depletion and accretion	$197.8	$199.3

     The Company believes that the presentation of operating income before depreciation, amortization, depletion and accretion is useful to investors because it provides important information concerning the Company’s operating performance exclusive of certain non-cash costs. Operating income before depreciation, amortization, depletion and accretion demonstrates the Company’s ability to execute its financial strategy which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in the Company’s customer base and services provided, pursuing strategic acquisitions that augment the Company’s existing business platform, repurchasing shares of common stock at prices that provide value to the Company’s shareholders, paying cash dividends, maintaining the Company’s investment grade rating and minimizing debt. This measure has material limitations. Although depreciation, amortization, depletion and accretion are considered operating costs in accordance with GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
CASH FLOW
     During the three months ended March 31, 2007, cash provided by operating activities was $99.2 million, cash used in investing activities was $31.5 million and cash used in financing activities was $76.5 million.
     The Company defines free cash flow, which is not a measure determined in accordance with GAAP, as cash provided by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment as presented in the Company’s consolidated statements of cash flows. The Company’s free cash flow for the three months ended March 31, 2007 is calculated as follows (in millions):

Three months ended
March 31, 2007
Cash provided by operating activities	$99.2
Purchases of property and equipment	(44.1)
Proceeds from sales of property and equipment	1.0

Free cash flow	$56.1

     The Company believes that the presentation of free cash flow provides useful information regarding the Company’s recurring cash provided by operating activities after expenditures for property and equipment, net of proceeds from sales of property and equipment. It also demonstrates the Company’s ability to execute its financial strategy as previously discussed and is a key metric used by the Company to determine compensation. The presentation of free cash flow has material limitations. Free cash flow does not represent the Company’s cash flow available for discretionary expenditures because it excludes certain expenditures that are required or that the Company has committed to such as debt service requirements and dividend payments. The Company’s definition of free cash flow may not be comparable to similarly titled measures presented by other companies.
     Capital expenditures include $.6 million capitalized interest for the three months ended March 31, 2007.

     As of March 31, 2007, accounts receivable were $297.7 million, net of allowance for doubtful accounts of $18.2 million, resulting in days sales outstanding of approximately 35 (or 22 net of deferred revenue).
STOCK REPURCHASE PROGRAM
     During the three months ended March 31, 2007, the Company paid $70.7 million to repurchase 1.7 million shares of its common stock. As of March 31, 2007, the Company was authorized to repurchase up to an additional $178.5 million of its common stock under its existing stock repurchase program.
CASH DIVIDENDS
     In January 2007, the Company paid a cash dividend of $20.8 million to shareholders of record as of January 2, 2007. As of March 31, 2007, the Company recorded a dividend payable of $20.7 million to shareholders of record at the close of business on April 2, 2007, which has been paid. In April 2007, the Company’s Board of Directors declared a regular quarterly dividend of $.1067 per share payable to shareholders of record as of July 2, 2007.
REVENUE
     The following table reflects total revenue of the Company by revenue source for the three months ended March 31, 2007 and 2006 (in millions):

	Three months ended
	March 31,
	2007	2006(1)
Collection:
Residential	$195.8	$183.5
Commercial	230.4	214.0
Industrial	155.7	157.6
Other	4.8	6.1

Total collection	586.7	561.2

Transfer and disposal	278.8	277.9
Less: Intercompany	(145.0)	(140.5)

Transfer and disposal, net	133.8	137.4
Other	45.1	38.9

Total revenue	$765.6	$737.5

(1)	Certain amounts for 2006 have been reclassified to conform to the 2007 presentation.

     The following table reflects the Company’s revenue growth for the three months ended March 31, 2007 and 2006:

	Three months ended
	March 31,
	2007	2006
Core price	4.4%	3.1%
Fuel surcharges	.1	1.3
Environmental fee	.4	.4
Commodities	.9	(.5)

Total price	5.8	4.3

Core volume	(1.6)	4.9
Non-core volume	(.1)	.2

Total volume	(1.7)	5.1

Total internal growth	4.1	9.4

Acquisitions, net of divestitures	(.2)	(.6)
Taxes	(.1)	.1

Total revenue growth	3.8%	8.9%